UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/12/2008

News Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

News Corporation (the "Company") is filing this Amendment No. 1 to its Current Report on Form 8-K filed on December 7, 2007, which disclosed the appointment of James R. Murdoch as Chairman and Chief Executive, Europe and Asia of the Company. On February 12, 2008, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") approved the compensatory arrangement for Mr. J.R. Murdoch. The Compensation Committee determined that Mr. J.R. Murdoch: (a) will be paid an annual base salary of 2.3 million Euros (approximately US$3.4 million); (b) is eligible to receive, on an annual basis, a bonus based on the performance of the operating divisions over which Mr. J.R. Murdoch has responsibility for the applicable fiscal year, with a target opportunity of 75% (and a maximum opportunity of 100%) of base salary, to be paid in cash; and (c) is eligible to receive, on an annual basis, a performance-based bonus of between $0 million and $12.5 million in a particular fiscal year based upon the Company's adjusted earnings per share (following the same methodology used for Messrs. K. Rupert Murdoch, Peter Chernin and David F. DeVoe as more fully described in the Company's Current Report on Form 8-K filed on August 3, 2005), to be paid in a combination of cash and cash-settled restricted stock units ("RSUs") that will vest over a three-year period. In addition, the Compensation Committee determined that Mr. J.R. Murdoch will be eligible to participate in the Company's 2005 Long-Term Incentive Plan, pursuant to which he may be granted performance-based or discretionary equity awards. In connection with his appointment, the Compensation Committee awarded Mr. J.R. Murdoch 400,000 cash-settled RSUs. These RSUs shall vest in three equal annual installments beginning January 1, 2009. Mr. J.R. Murdoch will also be entitled to other benefits and perquisites commensurate with executives of his level within the Company as more fully described in the Company's proxy statement. As previously disclosed, Mr. J.R. Murdoch will not receive any additional compensation for his service as a member of the Company's Board of Directors.

This Amendment No. 1 is being filed solely to amend item 5.02 of the Current Report on Form 8-K, "Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers," to reflect Mr. J.R. Murdoch's new compensatory arrangement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

News Corporation

Date: February 14, 2008	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel